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                                                                    EXHIBIT 11.1

                      IL FORNAIO
                      CALCULATION OF NET INCOME PER SHARE
                      (unaudited)

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                                                          THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                ---------------------------------------  ------------------------------------------
                                                   SEPTEMBER 27,        SEPTEMBER 28,        SEPTEMBER 27,         SEPTEMBER 28,
                                                       1998                 1997                 1998                  1997
                                                -------------------  -------------------  --------------------  -------------------
   Net income available to common stockholders    $       686,000          $    583,000        $    2,540,000      $     1,888,000
   Basic EPS
       Weighted average shares outstanding              5,947,076             4,703,803             5,893,039            4,606,026
                                                ------------------   -------------------  --------------------  -------------------
       Net income per share-Basic                 $          0.12          $       0.12        $         0.43      $          0.41
                                                ==================   ===================  ====================  ===================
   Diluted EPS
       Weighted average shares outstanding              5,947,076             4,703,803             5,893,039            4,606,026
       Add: dilutive stock options                        435,274               670,592               497,677              536,061
                                                ------------------   -------------------  --------------------  -------------------
       Total                                            6,382,350             5,374,395             6,390,716            5,142,087
                                                ------------------   -------------------  --------------------  -------------------
       Net income per share-Diluted               $          0.11          $       0.11        $         0.40      $          0.37
                                                ==================   ===================  ====================  ===================
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